Exhibit 10.36

FIRST AMENDMENT TO

STOCKHOLDER AGREEMENT

This FIRST AMENDMENT TO STOCKHOLDER AGREEMENT (this “Amendment”) is made and entered into as of July 13, 2016, by and among Evofem Holdings, Inc., a Delaware corporation (the “Company”), Joseph D. Pike (“Pike”), Thomas F. Darden, II (“Darden”), Woodford Investment Management LLP, as agent for and on behalf of each of CF Woodford Equity Income Fund, a sub fund of CF Woodford Investment Fund, and Woodford Patient Capital Trust Plc (“WIM”) and Invesco Asset Management Limited, as agent for and on behalf of each of the Invesco Perpetual High Income Fund, a sub fund of the Invesco Perpetual UK Investment Series Investment Company with Variable Capital (ICVC) (Company No. IC000231) (the “IPHI Fund”), and the Invesco Perpetual Income Fund, a sub fund of the Invesco Perpetual UK 2 Investment Series Investment Company with Variable Capital (ICVC) (Company No. IC000221) (the “IPI Fund” and together with the IPHI Fund, “Invesco”), and amends that certain Stockholder Agreement (as amended, the “Stockholder Agreement”), dated as of November 25, 2015, by and between the Company and the Stockholders listed on Exhibit A thereto (collectively, the “Stockholders”). The Company, Pike, Darden, WIM and Invesco are sometimes referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, the Parties desire to amend the Stockholder Agreement, pursuant to Section 14.5 thereof, to clarify that the voting restriction set forth in Section 7.7: (i) is intended to apply to each of the IPHI Fund and the IPI Fund individually, as set forth below, and (ii) applies to Stock owned by WIM and Invesco on an as-converted basis;

WHEREAS, WIM holds fifty percent (50%) of the shares of Series C Preferred Stock of the Company subject to the Stockholder Agreement; and

WHEREAS, WIM and Invesco are Special Holders for purposes of Section 14.5 of the Stockholder Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and agreed, the Parties hereby agree as follows:

AGREEMENT

1.    Amendment of Section 1.8. Section 1.8 of the Stockholder Agreement is hereby amended and restated in its entirety as follows:

“1.8    “Invesco Funds” shall mean the IPHI Fund and the IPI Fund.”

2.    Amendment of Section 1. Section 1 of the Stockholder Agreement is hereby amended to add the following definitions as Sections 1.9 and 1.10:

“1.9    “IPHI Fund” shall mean Invesco Perpetual High Income Fund, a sub fund of the Invesco Perpetual UK Investment Series Investment Company with Variable Capital (ICVC) (Company No. IC000231).”

“1.10    “IPI Fund” shall mean the Invesco Perpetual Income Fund, a sub fund of the Invesco Perpetual UK 2 Investment Series Investment Company with Variable Capital (ICVC) (Company No. IC000221).”

Further, Sections 1.9 through 1.19 of the Stockholder Agreement shall be renumbered as Sections 1.11 through 1.21.

3.    Amendment of Section 7.7. Section 7.7 of the Stockholder Agreement is hereby amended and restated in its entirety as follows:

“Voting Restrictions. Each share of Stock will entitle the holder to one vote; provided that if at any time WEIF owns, in the aggregate, Stock constituting more than Nineteen and One-Half Percent (19.5%) of the total voting share capital of the Corporation, on an as-converted basis, then the Stock held by WEIF shall be limited, in the aggregate, to Nineteen and One-Half Percent (19.5%) of the total number of votes, on an as-converted basis, such votes to be split equally on a fractional basis amongst such shares; provided further that for so long as WPCT is the holder of any Stock and any provision would result in WPCT being able to exercise more than 49% of the votes capable of being exercised at any particular meeting, on an as-converted basis, then the number of votes attaching to all Stock held by WPCT shall, so long as this situation pertains, be restricted such that the votes conferred on WPCT in respect of all Stock held by it shall represent 49% of the votes capable of being exercised, on an as-converted basis; provided further that if at any time the IPHI Fund owns, in the aggregate, Stock constituting more than Nineteen and One-Half Percent (19.5%) of the total voting share capital of the Corporation, on an as-converted basis, then the Stock held by the IPHI Fund shall be limited, in the aggregate, to Nineteen and One-Half Percent (19.5%) of the total number of votes, on an as-converted basis, such votes to be split equally on a fractional basis amongst such shares; provided further that if at any time the IPI Fund owns, in the aggregate, Stock constituting more than Nineteen and One-Half Percent (19.5%) of the total voting share capital of the Corporation, on an as-converted basis, then the Stock held by the IPI Fund shall be limited, in the aggregate, to Nineteen and One-Half Percent (19.5%) of the total number of votes, on an as-converted basis, such votes to be split equally on a fractional basis amongst such shares.”

4.    Amendment and Ratification. The parties agree that the Stockholder Agreement is hereby amended in accordance with the foregoing provisions of this Amendment. Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Stockholder Agreement shall remain in full force and effect, and shall be binding upon each party to the Stockholder Agreement.

5.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. This Amendment may be executed on signature pages exchanged by facsimile or electronic mail, which copies shall be equally as effective as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

EVOFEM HOLDINGS, INC.

By:	/s/ Jay File
Name:	Jay File
Title:	Chief Financial Officer

SIGNATURE PAGE TO FIRST AMENDMENT TO STOCKHOLDER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

By:	/s/ Joseph D. Pike
Name:	Joseph D. Pike

By:	/s/ Thomas F. Darden, II
Name:	Thomas F. Darden, II

Woodford Investment Management LLP, as agent for and on behalf of CF Woodford Equity Income Fund, a sub fund of CF Woodford Investment Fund

By:	/s/ Simon Osborne
Name:	Simon Osborne
Title:	Authorised Signatory

Woodford Investment Management LLP, as agent for and on behalf of Woodford Patient Capital Trust Plc

By:	/s/ Simon Osborne
Name:	Simon Osborne
Title:	Authorised Signatory

Invesco Asset Management Limited, as agent for and on behalf of the Invesco Perpetual High Income Fund, a sub fund of the Invesco Perpetual UK Investment Series Investment Company with Variable Capital (ICVC) (Company No. IC000231), and the Invesco Perpetual Income Fund, a sub fund of the Invesco Perpetual UK 2 Investment Series Investment Company with Variable Capital (ICVC) (Company No. IC000221)

By:	/s/ Sybille Hofmann
Name:	Sybille Hofmann
Title:	Director

SIGNATURE PAGE TO FIRST AMENDMENT TO STOCKHOLDER AGREEMENT